Exhibit 23. 1
Consent of Independent Registered Public Accounting Firm

Jazz Technologies, Inc.
Newport Beach, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 21, 2007, relating to the financial statements of Jazz Technologies, Inc., (formerly Acquicor Technology Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

October 11, 2007